Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35606; 33-47592; 33-86424; 333-40227; 333-62545; 333-36366; 333-36364; 333-67330; 333-104225), on Form S-3 (No. 333-108730) and on Form S-4 (No. 333-97899) of Schlumberger Limited, of our report dated February 25, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP New York, New York March 3, 2004

79 / SLB